EXHIBIT 5


VEDDER PRICE                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                          222 NORTH LASALLE STREET
                                          CHICAGO, ILLINOIS  60601-1003
                                          312-609-7500
                                          FACSIMILE: 312-609-5005

                                          A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                          KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES
                                          IN CHICAGO AND NEW YORK CITY



                                          February 24, 1999


MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by MAF Bancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of 600,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the exercise of options granted under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended effective as of April 29, 1998 (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

         It is our opinion that such shares of Common Stock, when issued upon payment of the exercise price of options granted in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in connection with said Registration Statement.

                                    Very truly yours,

                                    /s/ VEDDER PRICE, KAUFMAN & KAMMHOLZ

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